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MAIN PLACE FUNDING, LLC
RATIO OF EARNINGS TO FIXED CHARGES
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(Dollars in Thousands)

                                  Three                                                                  From
                                  Months     Year           Year           Year           Year           Inception
                                  Ended      Ended          Ended          Ended          Ended          Through
                                  March 31   December 31,   December 31,   December 31,   December 31,   December 31,
                                  1999       1998           1997           1996           1995            1994
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

Income before taxes               $402,404   $2,341,426     $1,294,152     $216,709       $ 48,070       $ 5,459

Fixed charges:
   Interest expense                122,672    1,056,419        595,818      255,318        145,822        25,701
   Amortization of debt discount
      and appropriate issuance
      costs                            535        3,128          3,713        2,856            983             -
                                 ------------------------------------------------------------------------------------
      Total fixed charges          123,207    1,059,547        599,531      258,174        146,805        25,701

Earnings before fixed charges     $525,611   $3,400,973     $1,893,683     $474,883       $194,875       $31,160
                                  ===================================================================================
Fixed charges                     $123,207   $1,059,547     $  599,531     $258,174       $146,805       $25,701
                                  ===================================================================================
Ratio of Earnings to Fixed
   Charges                            4.27         3.21           3.16         1.84           1.33          1.21

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